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                               SALANT CORPORATION
                                 1996 STOCK PLAN

SECTION 1.  Establishment, Purpose, and Effective Date of Plan

                1.1 Establishment. Salant Corporation, a Delaware corporation (the "Company"), hereby establishes the "1996 STOCK PLAN" (the "Plan") for key employees and directors. The Plan permits the grant of Stock Options, Stock Appreciation Rights and Restricted Stock.

                1.2 Purpose. The purpose of the Plan is to advance the interests of the Company and its Subsidiaries and promote continuity of management by encouraging and providing key employees and directors with the opportunity to acquire an equity interest in the Company and to participate in the increase in shareholder value as reflected in the growth in the price of the shares of the Company's Stock and by enabling the Company to attract and retain the services of key employees and directors upon whose judgment, interest, skills, and special effort the successful conduct of its operations is largely dependent.

                1.3 Effective Date. The Plan shall become effective on May 15, 1996.

SECTION 2.  Definitions; Construction

                2.1 Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

                         (a) "Act" means the Securities Exchange Act of 1934, as amended.

                         (b) "Board" means the Board of Directors of the Company.

                         (c) A "Change in Control"  means a change in control of
                a nature  that would be  required  to be reported in response to
                Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Act, as amended; provided that, without limitation, such a change in control shall be deemed to have occurred (i) if, during any period of two consecutive years, individuals who at the beginning of such period constitute the Board (the "Continuing Directors") cease for any reason to constitute at least two-thirds thereof, unless the election or nomination for election by the Company's stockholders of each new director was approved by a vote of at least two-thirds of the directors then in office who were then Continuing Directors, (ii) when the Company acquires actual knowledge that any person (as such term is used in Sections 13(d) and 14(d)(2) of the Act) (other than an employee benefit plan of the Company or any Subsidiary, or trustee thereof, acting on behalf of such plan) is or has become the beneficial owner (as such term is defined in Rule 13d-3 promulgated under the Act) directly or indirectly, of securities of the Company representing 25% or more of the outstanding shares of the Company's capital stock entitled to vote generally in the election of directors, (iii) upon any purchase pursuant to a tender or exchange offer, which purchase results in a person (as such term is used in Sections 13(d) and 14(d)(2) of the Act) (other than an employee benefit plan of the Company or any Subsidiary, or trustee thereof, acting on behalf of such plan) beneficially owning, directly or indirectly, 25% or more of the outstanding shares of the Company's capital stock entitled to vote generally in the election of directors, (iv) upon the approval by the Company's stockholders of (A) a merger or consolidation of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving corporation and which does not result in any reclassification or reorganization of the Company's then outstanding shares of common stock), (B) a sale or disposition of all or substantially all of the Company's assets or (C) a plan of liquidation or dissolution of the Company; provided, however, that the acquisition of Stock by Apollo Apparel Partners, Inc. shall not constitute a "Change of Control" under this Plan.

                         (d) "Cause" - mean an Eligible Employee's (i) commission of an act of fraud or intentional misrepresentation or an act of embezzlement, misappropriation or conversion of assets or opportunities of the Company or any Subsidiary, (ii) intentional failure to perform reasonably assigned duties, (iii) dishonesty or willful misconduct in the performance of duties,
                (iv) involvement in a transaction in connection with the performance of duties to the Company or any of its Subsidiaries thereof which transaction is adverse to the interests of the Company or any of its Subsidiaries and which is engaged in for personal profit or (v) willful violation of any law, rule or regulation in connection with the performance of duties (other than traffic violations or similar offenses).

                         (e) "Change in  Capitalization"  means any  increase or
                reduction in the number of shares of Stock, or any change (including, but not limited to, a change in value) in the shares of Stock or exchange of shares of Stock for a different number or kind of shares or other securities of the Company or any other corporation or other entity, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, extraordinary dividend, property dividend, combination or exchange of shares or otherwise.

                         (f)      "Code" means the Internal Revenue Code of
                                   1986, as amended.

                         (g) "Committee" means a committee of the Board designated to administer the Plan which shall consist of two or more members of the Board each of whom is "disinterested" within the meaning of Rule 16b-3 under the Act and an Outside Director.

                         (h)      "Company" means Salant Corporation,
                                   a Delaware corporation.

                         (i)      "Director Option" means an Option granted to
                                   a Nonemployee Director pursuant to Section 6.

                         (j) "Disability" shall have the meaning assigned to the
                terms "total disability" or "totally disabled" in the Salant Corporation long-term disability program for salaried employees, provided the Participant remains totally disabled for six consecutive months; or, if the Company does not maintain a long-term disability program, an individual shall have a "Disability" if he is unable to engage in any substantial activity by reason of any medically determinable, physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

                         (k) "Eligible Employee" means any person designated by the Committee as eligible to participate in the Plan pursuant to Section 3.1.

                         (l) "Employee Option" means an Option granted to an Eligible Employee pursuant to Section 7.

                         (m) "Fair  Market  Value"  means the mean  between  the
                highest and lowest sale price of the Stock for the date in question, as published in The Wall Street Journal for such date, or, if no sale prices are quoted in The Wall Street Journal for such date, for the next preceding date for which such sale prices are quoted.

                         (n) "Nonemployee Director" means a director of the Company who is not otherwise an employee or consultant of the Company or any Subsidiary.

                         (o) "Option" means the right to purchase Stock at a stated price for a specified period of time. For purposes of the Plan an Option may be either (i) an "incentive stock option" within the meaning of Section 422 of the Code or (ii) a "nonstatutory stock option."

                         (p) "Option Price" means the price at which an Option states Stock may be purchased.

                         (q) "Optionee" means a person to whom an Option has been granted under the Plan.

                         (r) "Outside  Director" means a member of the Board who
                is an "outside director" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

                         (s)   "Participant"   means  an  Eligible  Employee  or
                Nonemployee Director who has been granted and, at the time of reference, holds an Option or share of Restricted Stock.

                         (t) "Period of Restriction" means the period during which the transfer of shares of Restricted Stock is restricted pursuant to Section 10 of the Plan.

                         (u) "Restricted Stock" means Stock granted to an Eligible Employee pursuant to
                Section 10 of the Plan.

                         (v) "Retirement" shall have the meaning assigned to such term in the Salant Corporation Retirement Plan, or if such plan is not in effect, such term shall mean the termination of employment with the Company by reason of the attainment of the age which the Company, by policy or otherwise, has established as the age at which salaried employees may or shall be required to terminate their employment and receive retirement benefits.

                         (w) "Stock" means the Common Stock of the Company, par value of $1.00 per share.

                         (x) "Stock Appreciation Right" means the right to receive the increase in the value of Stock subject to an Option in lieu of purchasing such Stock.

                         (y) "Subsidiary" means any present or future subsidiary of the Company, as defined in Section 424(f) of the Code.

                2.2 Number. Except when otherwise indicated by the context, the singular shall include the plural, and the plural shall include the singular.


SECTION 3.  Eligibility and Participation

                3.1 Eligibility and Participation. Eligible Employees in the Plan shall be selected by the Committee from among those officers and other key employees of the Company and its Subsidiaries who, in the opinion of the Committee, are in a position to contribute materially to the Company's continued growth and development and to its long-term financial success. All Nonemployee Directors shall participate in the Plan in accordance with Section 6.

SECTION 4.  Stock Subject to Plan

                4.1 Number. The total number of shares of Stock subject to issuance under the Plan may not exceed 600,000; provided, however, that the maximum number of shares of Stock subject to an Option (whether or not connected with Stock Appreciation Rights) granted to any Eligible Employee may not exceed 150,000. The total number of shares of Stock that may be awarded under the Plan and the maximum number of shares of Stock that may be awarded to any Eligible Employee are subject to adjustment upon occurrence of any of the events indicated in Subsection 4.4. The shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued Stock or treasury Stock, not reserved for any other purpose.

                4.2 Unused Stock; Unexercised Rights. In the event any shares of Stock are subject to an Option, which for any reason, expires or is terminated unexercised as to such shares, or any shares of Stock, subject to a Restricted Stock grant made under the Plan are reacquired by the Company pursuant to
Section 10 of the Plan, such shares again shall become available for issuance under the Plan.

                4.3  Exercise  of Stock  Appreciation  Right.  Whenever  a Stock
Appreciation Right is exercised and payment of the amount determined in Subsection 9.1(b) is made in cash, the shares of Common Stock allocable to the portion of the Option surrendered may again be the subject of Options and Awards hereunder. Whenever a Stock Appreciation Right is exercised and payment of the amount determined in Subsection 9.1(b) is made in shares of Common Stock, no shares of Common Stock with respect to which the Stock Appreciation Right is exercised may again be the subject of Options and Awards hereunder.

                4.4      Adjustment in Capitalization.

                         (a) In the  event of a Change  in  Capitalization,  the
                Committee shall conclusively determine the appropriate adjustments, if any, to the (i) maximum number and class of shares of Stock or other securities with respect to which Options or Restricted Stock may be granted under the Plan or to any individual, (ii) the number and class of shares of Stock or other securities which are subject to Director Options issuable under Section 6; and (iii) the number and class of shares of Stock or other securities which are subject to outstanding Options or Awards granted under the Plan, and the purchase price therefor, if applicable.

                         (b) Any such adjustment in the shares of Stock or other
                securities subject to outstanding incentive stock options (including any adjustments in the purchase price) shall be made in such manner as not to constitute a modification as defined by
                Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code.

                         (c) Any  stock  adjustment  in the  shares  of Stock or
                other securities subject to outstanding Director Options (including any adjustments in the purchase price) shall be made only to the extent necessary to preserve, without exceeding, the value of such Director Option.

                         (d) If,  by reason  of a Change  in  Capitalization,  a
                grantee of Restricted Stock shall be entitled to, or an Optionee shall be entitled to exercise an Option or Stock Appreciation Rights with respect to, new, additional or different shares of stock or securities, such new, additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Restricted Stock, or shares of Stock or Stock Appreciation Rights subject to the Option, as the case may be, prior to such Change in Capitalization.

SECTION 5.  Duration of Plan

                5.1 Duration of Plan. The Plan shall remain in effect, subject to the Board's right to earlier terminate the Plan pursuant to Subsection 13.3 hereof, until all Stock subject to it shall have been purchased or acquired pursuant to the provisions hereof. Notwithstanding the foregoing, no Option or Restricted Stock may be granted under the Plan on or after May 14, 2006.

SECTION 6.  Option Grants for Nonemployee Directors.

                6.1      Grant.

                         (a) Initial Grant. An initial grant of Director Options shall be made to each Nonemployee Director upon the date the individual becomes a Nonemployee Director (an "Initial
                Grant").

                         (b) Annual Grant.  Director Options shall be granted in
                each year that the Plan is in effect to (i) each Nonemployee Director who participated in the Salant Corporation 1993 Stock Plan (the "1993 Stock Plan") on each anniversary (or the next business day if such anniversary is not a business day) of the "First Initial Grant Date," as that term is defined in the 1993 Stock Plan, and (ii) each other Nonemployee Director on each anniversary (or the next business day if such anniversary is not a business day) of his Initial Grant (each an "Annual Grant"); provided, however, that no Annual Grant shall be made to a Nonemployee Director unless such person has been a director of the Company for at least six months prior to the date of grant.

                6.2 Option Agreement. Each Director Option shall be evidenced by an Option Agreement that shall reflect the Option Price, the duration of the Option, the number of shares of Stock to which the Option pertains, all as specified in this Section 6, and such other terms and conditions not inconsistent with the provisions of this Plan as determined by the Board; provided that such terms shall not vary the timing of awards of Director Options, including provisions dealing with forfeitures or termination of such Director Options.
Director Options shall be nonstatutory stock options.

                6.3 Number of Shares. Each Initial Grant shall be in respect of a number of shares of Stock equal to 1,000 (in each case adjusted proportionately pursuant to Section 4.4), less any shares of Stock being made as an "Initial Grant" at the same time pursuant to Section 6.1(a) of the 1993 Stock Plan, and each Annual Grant shall be in respect of a number of shares of Stock equal to 300 (in each case adjusted proportionately pursuant to Section 4.4), less any shares of Stock being made as an "Annual Grant" at the same time pursuant to section 6.1(b) of the 1993 Stock Plan.

                6.4 Option Price. The Option Price for shares of Stock under each Director Option shall be equal to 100% of the Fair Market Value of a share of Stock on the date the Director Option is granted.

                6.5 Duration of Director Options. Director Options shall be for a term of ten years.

                6.6 Vesting. Director Options shall be exercisable in whole or in part at any time from the date of grant thereof.

                6.7 Amendments. Notwithstanding anything in this Plan to the contrary, neither the provisions in this Section 6 nor any other provision of the Plan to the extent it relates to Director Options may be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations thereunder, if such an amendment would cause any Nonemployee Director to be other than a "disinterested" person within the meaning of Rule 16b-3 under the Act or would cause the provisions of the Plan relating to the granting of Director Options to fail to qualify under Rule 16b-3(c)(2)(ii) of the Act.

SECTION 7.  Option Grants for Eligible Employees

                7.1 Grant of Employee Options. Subject to the provisions of Sections 4 and 5, Employee Options may be granted to Eligible Employees at any time and from time to time as shall be determined by the Committee. The
Committee shall have complete discretion in determining whether to grant Employee Options and, subject to Section 4.1, the number of Options granted to each Eligible Employee. The Committee also shall determine whether an Employee Option is to be an incentive stock option within the meaning of Section 422 of the Code or a nonstatutory stock option. Nothing in this Section 7 of the Plan shall be deemed to prevent the grant of nonstatutory stock options in excess of the maximum established by Section 422 of the Code.

                7.2 Option Agreement. Each Employee Option shall be evidenced by an Option Agreement that shall specify the type of Option granted, the Option Price, the duration of the Option, the number of shares of Stock to which the Option pertains and such other provisions as the Committee shall determine.

                7.3 Option Price. The Option Price for each Employee Option shall be determined by, or in the manner specified by, the Committee; provided, that no incentive stock option granted pursuant to the Plan shall have an Option Price that is less than the Fair Market Value of the Stock on the date the Option is granted (110% of Fair Market Value in the case of an incentive stock option granted to any person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary (a "Ten Percent Stockholder")).

                7.4 Duration of Employee Options. Each Employee Option shall expire at such time as the Committee shall determine at the time it is granted; provided, however, that no Employee Option shall be exercisable later than the tenth anniversary date of its grant (the fifth anniversary in the case of an incentive stock option granted to a Ten Percent Stockholder).

                7.5 Exercise of Employee Options. Employee Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for all Eligible Employees.

SECTION 8.  Terms and Conditions Applicable to All Options.

                8.1 Exercise. Options shall be exercised by an Optionee only by a written notice delivered in person or by mail to the Secretary of the Company at the Company's principal executive office, specifying the number of shares of Stock with respect to which the Option is being exercised. If requested by the Committee, the Optionee shall deliver the agreement evidencing the Option being exercised to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such agreement to the Optionee. In addition, Options may be exercised through a registered broker-dealer pursuant to such cashless exercise procedures as are, from time to time, deemed acceptable by the Committee.

                8.2 Payment. The Option price upon exercise of any Option shall be payable to the Company in full either (i) in cash or its equivalent, or (ii) in the case of Employee Options, at the discretion of the Committee, and in the case of Director Options, in all instances, by tendering shares of previously acquired Stock having a Fair Market Value at the time of exercise equal to the total Option Price or (iii) by a combination of (i) and (ii). The proceeds from such a payment shall be added to the general funds of the Company and shall be used for general corporate purposes.

                8.3 Restrictions on Stock Transferability. The Committee may impose such restrictions on any shares of Stock acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under applicable Federal securities law, under the requirements of any stock exchange upon which such shares of Stock are then listed and under any blue sky or state securities laws applicable to such shares.

                8.4 Termination of Employment Due to Death or Disability. In the event the employment of the Optionee is terminated by reason of death or Disability, the Committee may provide in the Option Agreement, and in the event the service as a Nonemployee Director is terminated by reason of death, the Option Agreement shall provide, that any outstanding Options granted to the Optionee shall become immediately exercisable and shall thereafter be fully exercisable at any time prior to the expiration date of the Options or within twelve months after the date of death or Disability, whichever period is the shorter. In the event the employment of an Optionee who is an Employee is terminated by reason of death or Disability and the Committee has made no special provision in the Option Agreement, the rights under any then outstanding Option granted to the Optionee pursuant to the Plan shall, to the extent not then exercisable, terminate immediately and, to the extent then exercisable, terminate upon the expiration date of the Option or sixty days after such date of termination of employment, whichever first occurs.

                8.5 Termination of Employment Due to Retirement. In the event the employment of the Optionee is terminated by reason of Retirement, the rights under any then outstanding Employee Option granted to the Optionee pursuant to the Plan shall, to the extent not then exercisable, terminate immediately and, to the extent then exercisable, terminate upon the expiration date of the Option or three months after such date of termination of employment, whichever first occurs, subject to such exceptions applicable only to Employee Options (which shall be set forth in the Option Agreement) as the Committee may, in its sole discretion, approve.

                8.6 Termination of Employment Other than for Death, Disability or Retirement. If the employment of the Optionee shall terminate for any reason other than death, Disability or Retirement or, in the event the service of a Nonemployee Director is terminated for any reason other than death, the rights under any then outstanding Option granted to the Optionee pursuant to the Plan shall, to the extent not then exercisable, terminate immediately and, to the extent then exercisable, terminate upon the expiration date of the Option or sixty days after such date of termination of employment or service, whichever first occurs, subject to such exceptions applicable only to Employee Options (which shall be set forth in the Option Agreement) as the Committee may, in its sole discretion, approve. Notwithstanding the foregoing, if the employment of the Optionee is terminated by the Company for Cause, any then outstanding Option granted pursuant to the Plan to the Optionee shall terminate immediately upon the termination of employment; provided, that the Committee may with respect to Employee Options, in its sole discretion, waive, in whole or in part, the automatic forfeiture of such Employee Options and may set forth such waiver or condition in the Option Agreement or at any other time, including following the termination of employment.

                8.7 Nontransferability and Exercisability of Options. No Option granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Further, all Options granted to an Optionee under the Plan shall be exercisable during his lifetime only by such Optionee. Notwithstanding any provision of the Plan to the contrary, no Option shall be exercisable prior to the time a registration statement under the Securities Act of 1933 is effective with respect to the shares of Stock issuable upon the exercise of such Option.

                8.8 Modification. Subject to the terms of the Plan, the Committee may modify outstanding Options or accept the surrender of outstanding Options (to the extent not exercised) and grant new Options in substitution for them. Notwithstanding the foregoing, no modification of an Option shall adversely alter or impair any rights or obligations under the agreement granting such Option without the Optionee's consent.

SECTION 9.  Stock Appreciation Rights.

                9.1 Stock Appreciation Rights. The Committee may, in its discretion, in connection with the grant of an Employee Option, grant to the Optionee Stock Appreciation Rights, the terms and conditions of which shall be set forth in an Agreement. A Stock Appreciation Right shall cover the same shares of Stock covered by the Option (or such lesser number of shares of Stock as the Committee may determine) and shall, except as provided in this Section 9, be subject to the same terms and conditions as the related Option. Stock Appreciation Rights shall be subject to the following terms and provisions:
                         (a)      A Stock Appreciation Right may be granted:

                  (i) either at the time of grant, or at any time thereafter during the term of
                     the Option if related to a nonstatutory stock option; or

                 (ii) only at the time of grant if related to an
                     incentive stock option.

                         (b) A Stock  Appreciation Right will entitle the holder
                of the related Option, upon exercise of the Stock Appreciation Right, to surrender such Option, or any portion thereof to the extent unexercised, and to receive payment of an amount determined by multiplying (i) the excess of the Fair Market Value of a share of Stock on the date of exercise of such Stock Appreciation Right over the purchase price of a share of Stock under the related Option, by (ii) the number of shares as to which such Stock Appreciation Right has been exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the agreement evidencing the Stock Appreciation Right at the time it is granted.

                         (c) A Stock  Appreciation  Right will be exercisable at
                such time or times and only to the extent that a related Option is exercisable, and will not be transferable except to the extent that such related Option may be transferable. A Stock Appreciation Right granted in connection with an incentive stock option shall be exercisable only if the Fair Market Value of a share of Stock on the date of exercise exceeds the purchase price of a share of Stock specified in the related Option.
                          (d) Upon the exercise of a Stock  Appreciation  Right,
                the related Option shall be canceled to the extent of the number of shares of Stock as to which the Stock Appreciation Right is exercised, and upon the exercise of an Option granted in connection with a Stock Appreciation Right, the Stock Appreciation Right shall be canceled to the extent of the number of shares of Stock as to which the Option is exercised or surrendered.

                         (e) Stock Appreciation  Rights shall be exercised by an
                Optionee only by a written notice delivered in person or by mail to the Secretary of the Company at the Company's principal executive office, specifying the number of shares of Stock with respect to which the Stock Appreciation Right is being exercised. If requested by the Committee, the Optionee shall deliver the agreement evidencing the Stock Appreciation Right being exercised and the agreement evidencing any related Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such agreement to the Optionee.

                         (f) Payment of the amount  determined  under Subsection
                (b) may be made in the discretion of the Committee, solely in whole shares of Stock in a number determined at their Fair Market Value on the date preceding the date of exercise of the Stock Appreciation Right, or solely in cash, or in a combination of cash and Stock. If the Committee decides to make full payment in Stock and the amount payable results in a fractional share, payment for the fractional share will be made in cash. Notwithstanding the foregoing, no payment in the form of cash may be made upon the exercise of a Stock Appreciation Right pursuant to Subsection (b) to an individual who may be subject to liability under Section 16(b) of the Exchange Act, unless the exercise of such Stock Appreciation Right is made during the period beginning on the third business day and ending on the twelfth business day following the date of release for publication of the Company's quarterly or annual statements of sales and earnings.

                         (g) No Stock Appreciation Right may be exercised before the date six months after the date it is granted.

                         (h) Subject to the terms of the Plan, the Committee may
                modify outstanding awards of Stock Appreciation Rights or accept the surrender of outstanding awards of Stock Appreciation Rights (to the extent not exercised) and grant new awards in substitution for them. Notwithstanding the foregoing, no modification of an award of Stock Appreciation Rights shall adversely alter or impair any rights or obligations under the agreement granting such Stock Appreciation Rights without the Optionee's consent.

SECTION 10.  Restricted Stock

                10.1 Grant of Restricted Stock. Subject to the provisions of Sections 4 and 5, the Committee, at any time and from time to time, may grant shares of Restricted Stock under the Plan to such Eligible Employees and in such amounts as it shall determine in its sole discretion. Each grant of Restricted Stock shall be in writing.

                10.2 Transferability. Except as provided in this Section 10, the shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated for such period of time as shall be determined by the Committee and shall be specified in the Restricted Stock grant, or upon earlier satisfaction of other conditions as specified by the Committee in its sole discretion and set forth in the Restricted Stock grant; provided that Restricted Stock granted to an individual who may be subject to liability under Section 16(b) of the Exchange Act may not be sold for at least six months after the date of grant.

                10.3 Other Restrictions. The Committee may impose such other restrictions on any shares of Restricted Stock granted to any Eligible Employee pursuant to the Plan as it may deem advisable including, without limitation, restrictions under applicable federal or state securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

                10.4 Certificate Legend. In addition to any legends placed on certificates pursuant to Subsection 10.3 hereof, each certificate representing shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

                         "The  sale or other  transfer  of the  shares  of stock
                represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer set forth in Salant Corporation's 1996 Stock Plan, rules of administration adopted pursuant to such Plan and a Restricted Stock grant dated . A copy of the Plan, such rules and such Restricted Stock grant may be obtained from the Secretary of Salant Corporation."

                10.5 Removal of Restrictions. Except as otherwise provided in this Section 10, shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Eligible Employee after the last day of the Period of Restriction. Once the shares are released from the restrictions, the Eligible Employee shall be entitled to have the legend required by Subsection 10.4 removed from his Stock certificate.

                10.6 Voting Rights. During the Period of Restriction, Eligible Employees holding shares of
Restricted Stock granted hereunder may exercise full voting rights with respect to those shares.

                10.7 Dividends and Other Distributions. During the Period of Restriction, Eligible Employees holding shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those shares while they are so held. If any such dividends or distributions are paid in shares of Stock, the shares shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid.

SECTION 11.  Beneficiary Designation.

                11.1 Beneficiary Designation. Subject to Sections 8.7, 9.1(c) and 10.2, each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of the Participant's death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee and will be effective only when filed by the Participant in writing with the Committee during the lifetime of the Participant. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the estate of the Participant.

SECTION 12.  Rights of Employees and Directors

                12.1 Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment or service at any time nor confer upon any Participant any right to continue in the employ or service of the Company.

                12.2 Participation. No employee shall have a right to be selected as an Eligible Employee or, having been so selected, to be selected again as an Optionee or recipient of Restricted Stock. The preceding sentence shall not be construed or applied so as to deny an employee any participation in the Plan solely on the basis that the employee was a Participant in connection with a prior grant of benefits under the Plan.

SECTION 13.  Administration; Powers and Duties of the Committee

                13.1 Administration. The Committee shall be responsible for the administration of the Plan. The Committee, by majority action thereof, is authorized to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Determinations, interpretations, or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final and binding and conclusive for all purposes and upon all persons whomsoever. No member of the Committee shall be personally liable for any action, determination or interpretation made or taken with respect to the Plan and all members of the Committee shall be fully indemnified by the Company with respect to any such action, determination or interpretation.

                13.2 Change in Control. Without limiting the authority of the Committee as provided herein, the Committee, either at the time Employee Options or shares of Restricted Stock are granted, or, if so provided in the applicable Employee Option agreement or Restricted Stock grant, at any time thereafter, shall have the authority to accelerate in whole or in part the exercisability of Employee Options and/or the last day of the Period of Restriction upon a Change in Control. The Employee Option agreements and Restricted Stock grants approved by the Committee may contain provisions whereby, in the event of a Change in Control, the acceleration of the exercisability of Employee Options and/or the last day of the Period of Restriction may be automatic or may be subject to the discretion of the Committee or may depend upon whether the Change in Control shall be approved by a majority of the members of the Board or such other criteria as the Committee may specify. Nothing herein shall obligate the Committee to take any action upon a Change of Control.

                13.3 Amendment, Modification and Termination of Plan. The Board may at any time terminate, and from time to time may amend or modify the Plan, provided, however, that no such action of the Board, without approval of the stockholders, may:

                         (a) Increase the total amount of Stock which may be issued under the Plan, except as provided in Subsections 4.1 and
                4.3 of the Plan.

                         (b) Materially increase the cost of the Plan or materially increase the benefits to Participants.

                         (c)      Extend the period during which Options or
                             Restricted Stock may be granted.

                         (d)      Extend the maximum period after the date of
                          grant during which Options may be exercised.

                         (e)      Change the class of individuals eligible to
                          receive Options or Restricted Stock.

                No amendment, modification or termination of the Plan shall in any manner adversely affect any Options or Restricted Stock theretofore granted to any Participant under the Plan, without the consent of that Participant.

SECTION 14.  Tax Withholding

                14.1 Tax Withholding. Whenever shares of Stock are to be issued under the Plan, the Company shall have the power to require the recipient of the Stock to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to issuance of the certificate for shares of Stock.

SECTION 15.  Requirements of Law.

                15.1 Requirements of Law. The granting of Options or Restricted Stock, and the issuance of shares of Stock upon the exercise of an Option shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

                15.2 Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of New York without giving effect to the choice of law principles thereof, except to the extent that such law is preempted by federal law.